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                                                                    EXHIBIT 99.1

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Company Contact:
Stu Baker
760.471.3959
stu@amistar.com


AMISTAR CORPORATION RECEIVES NOTICE OF DELISTING FROM NASDAQ


SAN MARCOS, CALIFORNIA, September 7, 2005 (PR Newswire) -- Amistar Corporation today announced that it received notice from The Nasdaq Stock Market Listing Qualifications Department that Nasdaq has determined to delist Amistar's common stock from the Nasdaq Smallcap Market effective as of the opening of business on September 12, 2005.

The notice from Nasdaq stated that the decision to delist Amistar's common stock was because of Amistar's failure to comply with Rule 4310(c)(2)(B) requiring Amistar to have (i) a minimum of $2,500,000 in stockholders' equity, (ii) $35,000,000 market value of listed securities or (iii) $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. Amistar does not intend to appeal this decision.

About Amistar
Amistar corporation, formed in 1971, designs, develops, manufactures and sells automation equipment within a variety of industry segments including electronics, sports equipment, RFID tag and plastic lens manufacturing and also provides electronics assembly, box-build and machine shop services to companies who outsource their supply chain management and manufacturing operations. For more information visit the Company's website at www.amistar.com.

This press release includes "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release regarding the company's strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although Amistar believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Actual results could differ materially based upon a number of factors including, but not limited to, the state of economy, competition, unanticipated business opportunities, availability of financing, market acceptance, government regulation, dependence on key personnel, limited public market and liquidity, shares eligible for future sale, continuation and renewal of contracts and other risks that may apply to the company including risks that are disclosed in the company's Securities and Exchange Commission filings.